                                                                    Exhibit 4.55

                    DATED THE __________ DAY OF _____, 2007

                           MIDOPA ENTERPRISES LIMITED

                                       and

                       FNG INTERNATIONAL HOLDINGS LIMITED

                                       and

                        CHINA FINANCE ONLINE CO. LIMITED

                                   ----------

                                    AGREEMENT
                            for the sale and purchase
                                  of shares in
                     Daily Growth Investment Company Limited
                              (Chinese Characters)

                                   ----------

                                F. ZIMMERN & CO.
                              Solicitors & Notaries
                 Suites 1501-1503, 15th Floor, Gloucester Tower,
                The Landmark, 15 Queen's Road Central, Hong Kong
                              Tel: (852) 2526-4373
                              Fax: (852) 2801-4548
                               Ref: AN/PC/S14/2007

THIS AGREEMENT is made on the __________ day of _____, 2007.

BETWEEN :-

1. MIDOPA ENTERPRISES LIMITED, a company incorporated in Hong Kong whose registered office is at 1, Sheung Hong Street, Flat C-1, Everwell Garden, Homantin, Kowloon, Hong Kong (the "VENDOR");

2. FNG INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands whose registered address is at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "PURCHASER"); and

3. CHINA FINANCE ONLINE CO. LIMITED, a company incorporated in Hong Kong whose registered office is situate at Room 908, 9th Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong (the "GUARANTOR").

     (The Vendor and the Purchaser are collectively referred to as the "PARTIES" and each as a "PARTY")

WHEREAS :-

(A) Daily Growth Investment Company Limited (Chinese Characters) (the "COMPANY") is a private limited company incorporated under the laws of Hong Kong on 6 October 1971 and has an authorised share capital of HK$10,000,000 divided into 100,000 ordinary shares of HK$100 each, of which 100,000 ordinary shares have been issued and are fully paid up. The Company is a licensed corporation to engage in type 1 regulated activity (dealing in securities) under the Securities and Futures Ordinance, Chapter 571 of the laws of Hong Kong. Particulars of the Company are set out in Schedule 1.

(B) The Vendor is the legal and beneficial owner of 27,500 issued ordinary shares of the Company, representing 27.50 per cent. of the issued share capital of the Company.


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

(C) The Vendor has agreed to sell, and the Purchaser has agreed to purchase, 22,000 issued ordinary shares of the Company, representing 22 per cent. of the issued share capital of the Company (the "SALE SHARES") on the terms and conditions hereinafter appearing.

(D) By another conditional sale and purchase agreement entered into between the Vendor as vendor and Yayeka Enterprises Limited ("YAYEKA") as purchaser of even date, the Vendor has agreed to sell, and Yayeka has agreed to purchase, its remaining 5,500 issued ordinary shares of the Company, representing 5.5 per cent. of the issued share capital of the Company. Yayeka is a company incorporated in Hong Kong whose registered office is at Flat A, 8th Floor, 360 Ma Tau Wai Road, Kowloon, Hong Kong and whose director is Mr. Wai Heung Wah Hayles, also a director of the Company and the Vendor."

(E)  The Purchaser is a wholly owned subsidiary of the Guarantor.

(F) The Guarantor has agreed to guarantee as the primary obligor for the due performance of the Purchaser under this Agreement.

AND NOW IT IS HEREBY AGREED as follows

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless otherwise expressed or required by context, the following expressions shall have the respective meanings set opposite thereto :-

Expression              Meaning

"Accounts"              means the audited profit and loss accounts for the
                        period ended on and the balance sheet as at the Accounts
                        Date of the Company;

"Accounts Date"         means 31 December 2006;

"Approval"              have the meaning ascribed to it in Clause 2.1(b) hereof;

"Business Day"          means a day, other than a "general holiday" (as defined
                        in the General Holidays Ordinance (Chapter 149 of the
                        Laws of Hong Kong)), Saturday and any day on which a
                        tropical cyclone warning No. 8 or above is hoisted or
                        remains hoisted between 9:00 a.m. and 12:00 noon and is
                        not lowered at or before 12:00 noon or on which a
                        "black" rainstorm warning signal is hoisted or remains
                        in effect between 9:00 a.m. and 12:00 noon and is not
                        discontinued at or before 12:00 noon, on which
                        commercial banks are generally open for banking business
                        in Hong Kong;

"Completion Accounts"   means the profit and loss accounts for the period ended
                        on and the balance sheet as at the Completion Date of
                        the Company;

"Completion Date"       means the date on which completion of the sale and
                        purchase of the Sale Shares takes place as mentioned in
                        Clause 4 hereof;

"Consideration"         has the meaning ascribed to it in Clause 3 hereof;

"Deposit"               has the meaning ascribed to it in Clause 3.2(a) hereof;

"Disclosure Letter"     means the disclosure letter from the Vendor to the
                        Purchaser to be delivered at Completion in the form
                        identical to that attached hereto as Schedule 3 hereto
                        or with lesser disclosures;

"Hong Kong"             means the Hong Kong Special Administrative Region of the
                        People's Republic of China;

"Liabilities"           means the total liabilities of the Company whether
                        actual or contingent as at Completion, and for the
                        avoidance of doubt, including all provisions for

                        taxation and bad debts;

"NAV"                   means the Tangible Assets less the Liabilities;

"Shares" means issued ordinary shares of HK$100 each in the capital of the Company, and "Shareholders" shall be construed accordingly;

"SFC"                   means the Securities and Futures Commission;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the laws of Hong Kong);

"Stock Exchange"        The Stock Exchange of Hong Kong Limited;

"Tangible Assets"       means the total tangible assets of the Company as at
                        Completion, including an amount of HK$794,157.41 due
                        from Mr. Cheung Wing Cheung as at 1 August 2007 to the
                        Company to be accepted by the Parties as accounts
                        receivable without any provision for non-recovery;

"Vendor's Solicitors"   means F. Zimmern & Co; and

"HK$" and "Cent"        means Hong Kong Dollars and Cents respectively.

1.2 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

1.3 Reference to Clauses and Schedules are references to Clauses and Schedules of or to this Agreement.

1.4  Words and expressions in the singular include the plural and vice versa.

1.5 Reference to person include any public body and any body of persons, corporate or unincorporated.

1.6 Reference to ordinances, statutes, legislation or enactments shall be construed


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

     as a reference to such Ordinances, statutes, legislation or enactments as may be amended or re-enacted from time to time and for the time being in force.

2.   CONDITIONS PRECEDENT

2.1  Completion of this Agreement shall be conditional upon :-

     (a) the Company remains a licensed corporation to engage in type 1 regulated activity (dealing in securities) under the SFO up to Completion;

     (b) the SFC giving its written approval to approve the Purchaser to become a substantial shareholder of the Company (the "APPROVAL"); and

     (c) the Purchaser shall, in addition to the Sale Shares to be acquired pursuant hereto, acquire on the Completion Date Shares from other existing Shareholders which together with the Sale Shares, shall in aggregate represent not less than 75% of the entire issued share capital of the Company as at the Completion Date.

2.2 The Vendor will use its best endeavours to procure the fulfilment of the condition set out in Clauses 2.1 (a) and 2.1(c) hereof and the Purchaser will use its best endeavours to procure the fulfilment of the condition set out in Clause 2.1(b) hereof.

2.3 If (i) the condition as set out in Clause 2.1(a) hereof cannot be fulfilled on the Completion Date, the Vendor or the Purchaser may, or (ii) the condition as set out in Clause 2.1(c) hereof cannot be fulfilled on the Completion Date, the Purchaser may terminate this Agreement. In any of such event, the Deposit shall be returned to the Purchaser in full together with interest calculated at the rate of three (3) per cent. per annum from the date of payment of the Deposit by the Purchaser up to the date of refund. Upon the refund, this Agreement shall lapse and no Party shall have any claim against the other Party except in respect of any antecedent breach.

2.4 If the condition as set out in Clause 2.1(b) hereof cannot be fulfilled on or before 31 December 2007 (the "CONDITIONS DEADLINE"), the Vendor will allow the Purchaser to extend the Conditions Deadline for a period up to three
     (3) calendar months from 1 January 2008 (the "EXTENDED PERIOD") provided that the Purchaser shall pay compensation (the "COMPENSATION") to the Vendor, unless the delay is due to the proven default of the Vendor, to be arrived at by the following formula :-

          C = [(HK$3 * S) * 3] * D/91

          C = the total Compensation payable by the Purchaser to the Vendor

          S = the number of the Sale Shares

          D = the number of days from 1 January 2008 up to and including (i) the Completion Date; or (ii) the day of the receipt of the Notice (as defined below) by the Vendor; or (iii) 31 March 2008, as the case may be, to be determined in the manner as provided in Clauses 2.5
              (a) and (b)

     The Purchaser may serve a written notice to the Vendor not to proceed with the Completion (the "NOTICE") during the Extended Period.

2.5 (a) In the event that Completion takes place before the expiry of the Extended Period, the Purchaser shall pay the Compensation calculated up to the Completion Date to the Vendor on the Completion Date.

     (b) In the event that the Purchaser shall fail to complete the purchase of the Sale Shares in accordance with the terms of this Agreement (including failure to complete by reason of the failure to obtain the Approval) other than due to the proven default of the Vendor, half of the Deposit shall be forfeited to the Vendor as liquidated damages (the "FORFEITURE") and in addition, if the Conditions Deadline is extended, the Vendor shall also be entitled to deduct the Compensation (calculated up to the day of the receipt of the Notice by the Vendor if the Notice is served by the Purchaser or calculated up to 31 March 2008 if no Notice is -- served by the Purchaser) from the balance of the Deposit (the "DEDUCTION"). The remaining balance of the Deposit (after the Forfeiture and any Deduction) shall be returned to the Purchaser without interest within seven (7) days from the date of the receipt of the Notice by the Vendor or 31 March 2008, as the case may be. After the Forfeiture and any Deduction, the Vendor shall have no claim whatsoever against the Purchaser under this Agreement.

2.6 If the Vendor shall fail to complete the sale of the Sale Shares in accordance with the terms of this Agreement due to the proven default of the Vendor, the Deposit shall be returned to the Purchaser in full together with interest calculated at the rate of three (3) per cent. per annum from the date of payment of the Deposit by the Purchaser up to the date of refund. Subject to the aforesaid payment, the Purchaser shall have no claim whatsoever against the Vendor under this Agreement.

3.   SALE AND PURCHASE OF THE SALE SHARES AND THE CONSIDERATION

3.1 Subject to the terms and conditions of this Agreement, the Vendor as beneficial owner hereby agrees to sell to the Purchaser and the Purchaser, relying on the representations and warranties made or given by the Vendor and subject to the terms and conditions contained in this Agreement, agree to purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date at a consideration (the "CONSIDERATION") to be arrived at by the following formula :-

     C = P * S

     C = the total consideration payable by the Purchaser to the Vendor for the Sale Shares

     P = the price per Share based on the NAV as at the Completion Date plus a premium of HK$15 per Share (which is to reflect the value of the trading right held by the Company in the Stock Exchange)

     S = the number of Sale Shares

3.2 Subject to Clause 3.3 hereof, the Consideration shall be paid by the Purchaser to the Vendor as follows:-

     (a) a sum of HK$1,100,000 (i.e. HK$50 per Sale Share) as deposit and part payment of the Consideration (the "DEPOSIT") to be paid on the signing of this Agreement by way of delivering a solicitor's cheque to the Vendor's Solicitors as stakeholder to be held by it subject to the provisions of this Agreement and the sum of HK$1,000,000 being the earnest money already paid by the Purchaser to the Purchaser's Solicitors as stakeholder under the term sheet dated 25 July 2007 be released to the Purchaser after payment of the Deposit; and

     (b) the balance of the Consideration to be paid on Completion by way of a solicitor's cheque to the Vendor.

3.3 (a) The Vendor shall procure that the draft pro-forma Completion Accounts (the "DRAFT PRO-FORMA COMPLETION ACCOUNTS") be drawn up and delivered to the Purchaser not less than six (6) days prior to the Completion Date. Completion shall take place on the basis of the draft pro-forma Completion Accounts.

     (b) After Completion, the Vendor shall procure the final Completion Accounts (the "FINAL COMPLETION ACCOUNTS") be drawn up and delivered to the Purchaser within fourteen (14) days after the Completion Date. Subject to Clause 3.3(d), if the final Completion Accounts shall show that the NAV per Share is less than the NAV per Share as shown in the draft pro-forma Completion Accounts, the Vendor shall pay the amount of the difference of the NAV per Share multiplied by the number of the Sale Shares to the Purchaser within ten (10) days from the date of delivery of the final Completion Accounts by way of solicitor's cheque. If the final Completion Accounts shall show that the NAV per Share is more than the NAV per Share as shown in the draft pro-forma Completion Accounts, the Purchaser shall pay the amount of the difference of the NAV per Share multiplied by the number of the Sale Shares to the Vendor within ten (10) days from the date of delivery of the final Completion Accounts by way of solicitor's cheque. The Purchaser shall provide with the Vendor full access to the books, records and resources of the Company so as to enable the Vendor to procure the final Completion Accounts to be drawn up.

     (c) The basis and policy of accounting adopted in preparing the pro-forma draft Completion Accounts and the final Completion Accounts shall be in accordance with the generally accepted accounting practices in Hong Kong.

     (d) In the event of a dispute between the Parties as to the amount of the NAV as shown in the final Completion Accounts, the Vendor or the Purchaser may procure that the final Completion Accounts be audited by the auditors of the Company within forty-five (45) days from the date of delivery of the final Completion Accounts provided that the procurement of the audited final Completion Accounts shall be made by the relevant Party within seven (7) days from the date of delivery of the final Completion Accounts.

     (e) If the audited Completion Accounts shall show that the NAV per Share is less than the NAV per Share as shown in the draft pro-forma Completion Accounts , the Vendor shall pay the amount of the difference of the NAV per Share multiplied by the number of the Sale Shares to the Purchaser within seven (7) days from the date of delivery of the audited Completion Accounts by way of solicitor's cheque. If the audited Completion Accounts shall show that the NAV per Share is more than the NAV per Share as shown in the draft pro-forma Completion Accounts, the Purchaser shall pay the amount of the difference of the NAV per Share multiplied by the number of the Sale Shares to the Vendor within seven (7) days from the date of delivery of the audited Completion Accounts by way of solicitor's cheque. The Vendor together with the other vendors of the one part and the Purchaser of the other part shall each be responsible for payment of 50% of the cost and expenses for the preparation and completion of the audited Completion Accounts.

4.   COMPLETION

4.1 Subject to the provisions in Clause 2 hereof, completion of the sale and purchase of the Sale Shares shall take place at the offices of Arculli Fong & Ng (the "PURCHASER'S SOLICITORS"), the Solicitors for the Purchaser, at 908 Hutchison House, Central, Hong Kong or any other place as the Parties may agree at 5:00 p.m. on a Friday of the week immediately following the week when the Approval is granted by the SFC, when the following business shall simultaneously be transacted :-

     (a)  the Purchaser shall deliver to the Vendor the following :-

          (i) a solicitor's cheque for payment of the balance of the Consideration and the Vendor's Solicitors will release the Deposit to the Vendor; and

          (ii) a certified copy of each of the minutes of the board of directors of the Purchaser and the Guarantor approving this Agreement and authorizing/confirming the authorization of an authorised person for signing of this Agreement and (for the Purchaser) the bought note and the instrument of transfer and any other incidental documents hereof;

     (b)  the Vendor shall deliver to the Purchaser the following :-

          (i) sold notes and instrument of transfer in favour of the Purchaser in respect of the Sale Shares all executed by the Vendor in accordance with the Stamp Duty Ordinance;

          (ii) original share certificate(s) or re-issued share certificate(s) in respect of the Sale Shares;

          (iii) such other documents as may be reasonably required to give a good and effective transfer of title to the Sale Shares to the Purchaser and to enable them to become the registered holders thereof;

          (iv) a cheque drawn in favour of the Government of the Hong Kong Special Administrative Region for an amount equivalent to the stamp duty payable under the Stamp Duty Ordinance in respect of the sold notes in respect of the Sale Shares;

          (v) a certified copy of the minutes of the board of directors of the Vendor (if the Vendor is a corporate) approving the sale of the Sale Shares and authorizing/confirming the authorization of an authorised person for signing of this Agreement and the sold note and the instrument of transfer and any other incidental documents hereof;

          (vi) to the extent that the same are not already in the possession of the Company or its agents, the certificate of incorporation, business registration certificate, common seal of the Company, all copies of memorandum and articles of association of the Company, the statutory books of the Company duly made up to date, any unissued share certificates, all current insurance policies, books and accounts and other records, cheque books, title deeds and evidence of ownership to all assets of the Company and all current contracts;

          (vii) an original of the Disclosure Letter duly executed by the Vendor in the form identical to that attached as Schedule 3 hereto or with lesser disclosures;

     (c) the Vendor shall cause a meeting of the board of directors of the Company to be held at which resolutions shall be passed to :-

          (i)  approve the transfer of the Sale Shares;

          (ii) register (subject to stamping) the transfer of the Sale Shares referred to above and to issue new certificate(s) for the Sale Shares in the name(s) of the Purchaser;

          (iii) appoint one person as the Purchaser may nominate as the Chairman of the Company and such person(s) as the Purchaser may nominate as director(s) of the Company and (subject to the approval of the SFC) one person as the Purchaser may nominate as the Responsible Officer of the Company all to take effect from the close of business of the said meeting if so required by the Purchaser; and

          (iv) amend all banking authorisations, instructions and mandates of the Company in such manner as the Purchaser may direct;

               and

     (d)  the Purchaser shall :-

          (i) produce for inspection by the Vendor the bought notes in respect of the Sale Shares executed by the Purchaser in compliance with the Stamp Duty Ordinance; and

          (ii) procure the stamping of the bought and sold notes and the instrument of transfer in respect of the Sale Shares as soon as practicable thereafter and present the said instrument of transfer together with the share certificate(s) in respect of the Sale Shares to the Company for registration of the transfer.

4.2 The transactions described in Clause 4.1 hereof shall take place at the same time, so that in default of the performance of any such transactions by a Party, the other Party shall not be obliged to complete the sale and purchase aforesaid.

4.3 Immediately after Completion, the Purchaser and Yayeka shall enter into an option agreement in the form and substance as set out in Schedule 4 hereto.

5.   REPRESENTATIONS AND WARRANTIES AND GUARANTEE

5.1 Save as disclosed in the Disclosure Letter and documents and information provided to the Purchaser and/or its advisors, the Vendor hereby represents and warrants to the Purchaser that each of the matters set out in Schedule 2 are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all material respects.

5.2 From the date of this Agreement until the Completion Date the Vendor shall use its best endeavours to procure that (save with the prior consent in writing or of the Purchaser, such consent not to be unreasonably withheld or delayed) the Company shall not :-

     (a) issue or agree to issue any of its share or loan capital or grant or agree to grant any option over or right to acquire any of its share or loan capital;

     (b) enter into any contract (otherwise than in the ordinary course of business) or any capital commitment;

     (c) create or permit to arise any lien, charge, pledge, mortgage or other security interest on or in respect of any of its undertaking, property or assets;

     (d)  appoint any directors other than as provided in this Agreement; or

     (e) increase the remuneration of its employees (save as payment of discretionary bonus and save that the increase is made pursuant to the relevant employment contract)

     and the Vendor shall use its best endeavours to procure that the Purchaser be kept regularly informed of the affairs of the Company until the Completion Date.

5.3 The liability of the Vendor in respect of any breach of the warranties or representations as set out in Schedule 2 shall be limited as follows:-

     (a) the maximum liability of the Vendor, if any, under this Agreement shall be the amount of the Consideration;

     (b) no claims may be brought against the Vendor in respect of any claim of damages for breach of warranty(ies) or representation(s) as set out in
          Schedule 2 after the expiry of six months from the Completion Date.

5.4 In consideration of the Vendor agreeing to enter into this Agreement, the Guarantor (as principal obligor and not merely as surety) unconditionally and irrevocably guarantees performance by the Purchaser of all its obligations and liabilities under or arising out of or in connection with this Agreement (referred to herein as the "GUARANTEED OBLIGATIONS") and undertakes to the Vendor that if and whenever the Purchaser is in default, the Guarantor shall duly and promptly perform or procure such performance of the Guaranteed Obligations and indemnify the Vendor against any loss, damage, costs, expenses and liabilities that it may suffer in connection with or arising out of any such failure on the part of the Purchaser.

6.   SEVERABILITY

     If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

7.   ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between the Parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and none of the Parties has relied on any such proposals, representations, warranties, agreements or undertakings.

8.   TIME

8.1  Time shall be of the essence of this Agreement.

8.2 No time or indulgence given by any Party to the other Party shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

9.   CONFIDENTIALITY

     Other than such disclosure as may be required by law, the SFC, the Stock Exchange or other competent authority, neither of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party(ies) hereto (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other parties hereto.

10.  ASSIGNMENT

     This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the Parties but shall not be assigned by any party hereto without the prior written consent of the other parties hereto.

11.  NOTICES AND OTHER COMMUNICATION

11.1 Any notice or other communication to be given under this Agreement shall be in writing and may be given by hand, by post or facsimile to the following address/number of the party hereto to be served or to such other address/number as shall be notified by such party to the other in writing:-

The Vendor

Address         :   1, Sheung Hong Street, Flat C-1,
                    Everwell Garden, Homantin,
                    Kowloon, Hong Kong

Attention       :   WAI Heung-wah, Hayles

Facsimile no.   :   852-2716 2668

The Purchaser

Address         :   Room 908, 9th floor, Hutchison House,
                    10 Harcourt Road, Central, Hong Kong

Attention       :   Mr. Jun Wang

Facsimile no.   :   8610-5832 5200

The Guarantor

Address         :   Room 908, 9th floor, Hutchison House,

                    10 Harcourt Road, Central, Hong Kong

Attention       :   Mr. Jun Wang

Facsimile no.   :   8610-5832 5200

11.2 Any such notice or communication shall be sent to the party hereto to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement. If so given by hand or facsimile, such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by first class air-mail) shall be deemed received two (2) Business Days after the date of despatch (in case to an address in Hong Kong) or five (5) Business Days after the date of despatch (in case to an address outside of Hong Kong).

12.  COSTS AND EXPENSES

     Each party hereto shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement. The stamp duty in respect of the Sale Shares shall be borne by the Vendor and the Purchaser in equal shares.

13.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

14.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

15.  PROCESS AGENT

     The Purchaser hereby irrevocably authorizes and appoints the Purchaser's Solicitors (or such other person(s), being resident in Hong Kong, as it may from time to time appoint as its agent(s) and notify to the Vendor) to accept service of all legal process arising out or in connection with this Agreement and service on the Purchaser's Solicitors (or such substitute(s)) shall be deemed to be service on the Purchaser.

                [Remainder of this page intentionally left blank]

IN WITNESS whereof the Parties have executed this Agreement the day and year first above written.

SIGNED by                                   )
                                            )
a director, for and on                      )
behalf of Midopa                            )
Enterprises Limited                         )
in the presence of:-                        )


SIGNED by Mr. Jun Wang                      )
(Chinese Characters), the lawful attorney   )
for and on behalf of FNG                    )
International Holdings                      )
Limited in the presence of:-                )


SIGNED by Mr. Jun Wang                      )
(Chinese Characters), the lawful attorney   )
for and on behalf of China                  )
Finance Online Co. Limited                  )
in the presence of:-                        )

                                   SCHEDULE 1

                           PARTICULARS OF THE COMPANY

1.   Name                         :   Daily Growth Investment Company Limited
                                      (Chinese Characters)

2.   Registered office            :   Room 603, Peter Building, 58-62 Queen's
                                      Road, Central, Hong Kong.

3.   Company Number               :   025436

4.   Date of Incorporation        :   6 October 1971

5.   Place of Incorporation       :   Hong Kong

6.   Authorised share capital     :   HK$10,000,000 divided into 100,000
                                      ordinary shares of HK$100 each

7.   Issued and paid up capital   :   HK$10,000,000 divided into 100,000
                                      ordinary shares of HK$100 each

8.   Directors                    :   TING WANG Wan-sun, Nancy
                                      WAI CHAN Ye, Kannie
                                      WAI Heung-wah, Hayles
                                      YEH WANG Zung-sing, Helen
                                      WONG Long-sau, Ivis

9.   Secretary                    :   Hang Cheuk Secretaries Limited

10   Auditors                     :   J Kong & Co.

11.  Financial year end           :   31 December

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES

General; Corporate Status

1.1 All information regarding the Company provided by or on behalf of the Vendor and/or the Company to the Purchaser is complete, correct and true in a material respect.

1.2 The Company has been duly incorporated and constituted, and is legally subsisting under the laws of its place of incorporation, and there has been no resolution, petition or order for the winding-up of the Company and no receiver has been appointed in respect thereof, nor are any such resolutions, orders and appointments imminent or likely.

Shareholdings and Share Capital etc.

2.1 The Sale Shares comprise a percentage (as referred to in Recital (B)) of the issued share capital of the Company, and there are not in issue any other shares, debentures, warrants, options or securities.

2.2 The Company is not under any contract, options, warrants or any other obligations regarding any part of its capital, issued or unissued, or for the issue of any shares, debentures, warrants, options, or other similar securities.

2.3 Save as disclosed in the Disclosure Letter, the Vendor has acquired the Shares in compliance with the articles of association of the Company and the laws under the Companies Ordinance and is the beneficial owner of the Sale Shares free from all liens, charges, pledges, options, contracts, preemption rights, third party rights and equities, and incumbrances of whatever nature and the same are freely transferable by the Vendor without the consent, approval, permission, licence or concurrence of any third party.

2.4 The Vendor is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, licence or concurrence of any third party.

Business etc.

3.1  The principal business activity of the Company is security trading.

3.2 In respect of the said business being carried on, all qualifications, registrations, licences or other approvals necessary for the proper conduct of business have been obtained and maintained and to the knowledge of the Vendor, all the relevant rules and regulations of the SFC and the Stock Exchange applicable to the Company have been observed and complied with in a material respect and no event has occurred whereby any of the same or the renewal thereof is or likely to be thereby adversely affected, suspended or revoked.

Accounts

4.1 The Accounts have been prepared in accordance with generally accepted accounting practice in Hong Kong and comply with the Companies Ordinance, and show a true and fair view of the affairs and financial position of the Company as at, and the profits and loss of the Company for the period ended on, the Accounts Date.

4.2 All accounting records of the Company for the past seven (7) years are in the possession of the Company and have been properly written up, kept and maintained in accordance with generally accepted accounting practice and together shows a true and fair view of the affairs and financial position of the Company.

Taxation

5.1 The Company has paid all taxes, duties and levies as the same became due and payable and to the knowledge of the Vendor, the Company is not nor is likely to be subject to any tax penalties.

5.2 The Company has complied with the Inland Revenue Ordinance and has kept proper records for tax purposes for the past seven (7) years and have filed all tax returns, and to the knowledge of the Vendor, there is no pending dispute with the Inland Revenue Department.

Dispute, Claims and Litigation

6. There is no claim, arbitration or litigation to which the Company is a party or which, to the knowledge of the Vendor, is pending or threatened.

Repetition at Completion

7. All warranties and representations contained in the foregoing provisions of this Schedule shall be deemed to be repeated immediately before completion of this Agreement and to relate to the facts then existing.

                                   SCHEDULE 3

                            FORM OF DISCLOSURE LETTER

[DATE]

FNG INTERNATIONAL HOLDINGS LIMITED
Trident Chambers, P.O. Box 146,
Road Town, Tortola, British Virgin Islands

Dear Sirs,

                                DISCLOSURE LETTER

This is the Disclosure Letter referred to in the Sale and Purchase Agreement dated [DATE] and entered into by and between Midopa Enterprises Limited, FNG International Holdings Limited and China Finance Online Co. Limited (the "Agreement"). Capitalized terms appearing in this letter shall adopt the same meaning as defined in the Agreement.

A.   GENERAL DISCLOSURES

The following matters are deemed to be disclosed by this letter:

1. AGREEMENT: All matters set out or referred to in the Agreement, including, without limitation, all schedules and documents annexed thereto and any other agreements entered into pursuant to, or contemplated by, the Agreement.

2. COMPANIES REGISTRY: All matters registered against, or which would be disclosed by a search made in respect of the Company at the Companies Registry in Hong Kong.

3. ACCOUNTS: All matters disclosed, provided for, noted or referred to in the audited accounts of the Company which have been provided to the Purchaser.

4. INSPECTION: All matters which have or ought reasonably to have, been disclosed by inspection of the statutory books, books of account and business records of the Company, all of which have been made available to the Purchaser and/or its advisers for inspection.

5. OTHERS MATTERS DISCLOSED: All matters set out or referred to in any letter, note, schedule or other document from or provided by the Vendor, the Company and/or their advisers and/or agents to the Purchaser and/or its advisers and/or agents in connection with the sale and purchase of the Sale Shares. Where any such letter, note, schedule or other document includes an expression of opinion, no representation or warranty is given as to its accuracy.

B.   SPECIFIC DISCLOSURE

We write to disclose the following and the paragraph numbers used below correspond to the representations and warranties as set out in Schedule 2 to the
Agreement:

Paragraphs 1.1 and 2.3

The following documents cannot be found in the company kit of the Company or located by the Vendor or are incomplete. As such, no representation and warranty will be made on these missing or incomplete documents :-

1. Original corporate documents from the date of incorporation to the year of 1987;

2. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 1 share from Helen Zung Sing Yeh to Shun Kin Enterprises Limited on 20th February 1987;

3. Original cancelled share certificate in the names of Helen Zung Sing Yeh and Shun Kin Enterprises Limited;

4.   Original Application for 42,300 shares made on 24th February 1987 - 8 sets;

5. Original share certificates in respect of the allotment made on 24th February 1987;

6. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 5,000 shares from Mr. Basil D.C. Wood to Mrs. Nancy Ting on 26th April 1988;

7.   Original share certificates in respect of the transfer made on 26th April
     1988;

8. Original transfer documents (including instruments of transfer and bought and sold notes) in respect of the transfer of 20,525 shares in respect of the following transfer:

     Mr. Basil D.C. Wood to Midopa Enterprises Limited - 7,610 shares on

     21.7.1988

     Mrs. Wendy Wood to Midopa Enterprises Limited - 1,694 shares on 21.7.1988

     Mr. Hsu Zing Ping to Midopa Enterprises Limited - 3,196 shares on 21.7.1988

     Mr. Hsu Zing Ping to Billion System Co., Limited - 2,500 shares on
     21.7.1988

     Mr. Hsu Zing Ping to Mrs. Wang Zau Chin Ngo - 240 shares on 21.7.1988

     Mr. Hsu Zing Ping to Eternal Growth Investment Ltd. - 525 shares on
     21.7.1988

     Mr. Koo Kam Kang to Eternal Growth Investment Ltd. - 4,760 shares on 21.7.1988

9.   Original share certificates in respect of the transfer made on 21.7.1988;

10. Original transfer documents (including instruments of transfer and bought and sold notes) in respect of the transfer of 7,715 shares in respect of the following transfer:

     Ms. Nancy Ting to Ho Chi Kuen Bernard - 2,000 shares on 29.7.1988

     Ms. Nancy Ting to Billion System Co., Ltd. - 2,500 shares on 29.7.1988

     Ms. Nancy Ting to Stella Wong - 545 shares on 29.7.1988

     Shun Kin Ent. Ltd. to Stella Wong - 195 shares on 29.7.1988

     Eileen Hwa to Stella Wong - 260 shares on 29.7.1988

     Ms. Nancy Ting to Eternal Growth Inv. Ltd. - 2,215 shares on 29.7.1988

11.  Original share certificates in respect of the transfer made on 29.7.1988

12. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 2,000 shares in respect of the transfer from Eileen Hwa to Wong Oi Lun, Ellen on 17.3.1989;

13.  Original share certificates in respect of the transfer made on 17.3.1989;

14. Form X(ii) or Form (IXA) showing the resignation of Ms. Stella Wong as the director of the Company made on 1.4.1989;

15. Original transfer documents (including instruments of transfer and bought and sold notes) in respect of the transfer of 2,000 shares in respect of the following transfer:

     Wong Oi Lun Ellen to Stella Wong - 1,000 shares on 31.5.1990

     Wong Oi Lun Ellen to Tsang Kin Woo - 500 shares on 31.5.1990

     Wong Oi Lun Ellen to Chu Ping Im - 500 shares on 31.5.1990

16.  Original share certificates in respect of the transfer made on 31.5.1990

17. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 2,000 shares in respect of the following transfer:

     Bernard Ho to Zone Bo Ltd. - 2,000 shares on 19.7.1990

18.  Original share certificates in respect of the transfer made on 19.7.1990

19.  Copy of Consent to act as director of the Company by Mr. Yap E. Hock on

     9.12.1992

20. A letter dated 10th October 1994, from King Cause Limited and Asian Capital Partners (HK) Limited reporting that 10 share certificates for 50,000 shares have been mislaid and requesting 2 share certificates be issued to them

21. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 50,000 shares in respect of the following transfer:

     King Cause Ltd.to Billion System Co. Ltd.- 5,000 shares on 12.12.1994;

     King Cause Ltd. to Eternal Growth Investment Ltd.- 7,500 shares on 12.12.1994;

     King Cause Ltd. to Midpoa Enterprises Limited- 12,500 shares on 12.12.1994;

     King Cause Ltd. to Shun Kin Ent. Limited- 17,500 shares on 12.12.1994;

     King Cause Ltd. to Wang Zau Chin Ngo- 2,500 shares on 12.12.1994;

     King Cause Ltd. to Tsang Kin Woo- 499 shares on 12.12.1994;

     King Cause Ltd. to Chu Ping Im - 500 shares on 12.12.1994

     King Cause Ltd. to Stella Wong- 2,000 shares on 12.12.1994;

     King Cause Ltd. to Zone Bo Limited- 2,000 shares on 12.12.1994;

     King Cause Ltd. and Asian Capital Partners (HK) Limited to Tsang Kin Woo- 1 share on 12.12.1994;

22.  Original share certificates in respect of the transfer made on 12.12.1994;

23. Original Declaration of Trust given by King Cause Limited and Asian Capital Partners (HK) Limited on 9.12.1992;

24. Copy of Form D2 and Consent to act reporting the appointment of Mr. Ho Chi Kuen as the director of the company;

25. Original transfer documents (including instrument of transfer and bought and sold notes) in respect of the transfer of 5,000 shares in respect of the following transfer:

     Billion System Co. Ltd. to Zone Bo Ltd.- 500 shares on 15.12.2000;

     Billion System Co. Ltd. to Eternal Growth Inv. Ltd.- 500 shares on 15.12.2000;

     Billion System Co. Ltd. to Midopa Enterprises Ltd.- 1,250 shares on 15.12.2000;

     Billion System Co. Ltd. to Shun Kin Enterprises Ltd.- 1,750 shares on 15.12.2000;

     Billion System Co. Ltd. to Tsang Kin Woo- 500 shares on 15.12.2000;

     Billion System Co. Ltd. to Chu Ping Im- 500 shares on 15.12.2000;

26.  Original share certificates in respect of the transfer made on 15.12.2000;

27.  Original Share Certificate of Wang William;

28. Original Board Minutes for approving the share transfer from Zone Bo Limited to Hung Yung made on 22.06.2007;

29.  Share Certificate of Hung Yung in respect of 5,000 shares;

30. Original Consent to Short Notice dated 16.03.1987 - Elieen Hwa Wang Vung Sing (with the signature of Elieen missing); and

31. Original Consent to Short Notice for 2005 AGM dated 30.05.2005 (missing signatures from Midopa Enterprises Limited, Wong Chan Miu Wan Stella, Chu Ping Im, Tsang Kin Woo).

Yours sincerely,


-------------------------------------
Midopa Enterprises Limited

                                   SCHEDULE 4

                            FORM OF OPTION AGREEMENT

THIS AGREEMENT is made the __________ day of _____, 2007

BETWEEN :-

1. YAYEKA ENTERPRISES LIMITED, a company incorporated in Hong Kong whose registered office is at Flat A, 8th Floor, 360 Ma Tau Wai Road, Kowloon, Hong Kong ("YAKEKA");

2. FNG INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands whose registered address is at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "PURCHASER"); and

3. CHINA FINANCE ONLINE CO. LIMITED, a company incorporated in Hong Kong whose registered office is situate at Room 908, 9th Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong (the "GUARANTOR").

     (Yakeka and the Purchaser are collectively referred to as the "PARTIES" and each as a "PARTY")

WHEREAS :-

(A) Daily Growth Investment Company Limited (Chinese Characters) (the "COMPANY") is a private limited company incorporated under the laws of Hong Kong on 6 October 1971 and has an authorised share capital of HK$10,000,000 divided into 100,000 ordinary shares of HK$100 each (the "SHARES"), of which 100,000 Shares have been issued and are fully paid up. The Company is a licensed corporation to engage in type 1 regulated activity (dealing in securities) under the Securities and Futures Ordinance, Chapter 571 of the laws of Hong Kong.

(B) By a sale and purchase agreement dated [*] 2007 entered into between Midopa Enterprises Limited ("Midopa") and the Purchaser pursuant to which Midopa agreed to sell and the Purchaser agreed to purchase 22,000 Shares, representing 22% of the issued share capital of the Company upon and subject to the terms and conditions thereof (the "S&P AGREEMENT"). By another sale and purchase agreement dated [*] 2007 entered into between Midopa and Yayeka pursuant to which Midopa agreed to sell and Yayeka agreed to purchase 5,500 Shares (the "YAYEKA S&P AGREEMENT"). Completion of the S&P Agreement and Yayeka S&P Agreement took place simultaneously and immediately before the signing of this Agreement.

(C)  Yayeka is now the legal and beneficial owner of 5,500 Shares, representing
     5.5 per cent. of the issued share capital of the Company.

(D) The Purchaser has agreed to grant to Yayeka a put option to require the Purchaser to purchase the Option Shares at the Put Option Price on the terms and conditions hereinafter appearing.

(E) Yayeka has also agreed to grant to the Purchaser a call option to require Yayeka to sell the Option Shares to the Purchaser at the Call Option Price on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless otherwise expressed or required by context, the following words or expressions shall have the respective meanings set opposite thereto:-

"Auditors"                 the auditors for the time being of the Company;

"Business Day"             a day, other than a "general holiday" (as defined in
                           the General Holidays Ordinance (Chapter 149 of the
                           Laws of Hong Kong)), Saturday and any day on which a
                           tropical cyclone warning No. 8 or above is hoisted or
                           remains hoisted between 9:00 a.m. and 12:00 noon and
                           is not lowered at or

                           before 12:00 noon or on which a "black" rainstorm warning signal is hoisted or remains in effect between 9:00 a.m. and 12:00 noon and is not discontinued at or before 12:00 noon, on which commercial banks are generally open for banking business in Hong Kong;

"Call Option"              the call option to require Yayeka to sell all the
                           Option Shares to the Purchaser at the Call Option
                           Price upon and subject to the terms and conditions
                           contained herein;

"Call Option Notice"       the notice in the form set out in Schedule A hereto;

"Call Option Price"        a price equal to 20% above the Put Option Price;

"Hong Kong"                the Hong Kong Special Administrative Region of the
                           People's Republic of China;

"Net Asset Value"          subject to Clause 3.4, has the meaning ascribed to it
                           in Clause 3.3;

"Option Completion Date"   the date when completion of the sale and purchase of
                           the Option Shares shall take place pursuant to Clause
                           4;

"Option Period"            the period of five (5) years commencing on the date
                           hereof;

"Option Shares"            5,500 Shares now beneficially owned by Yayeka, and
                           all other shares (if any) in the issued share capital
                           of the Company resulting from any sub-division,
                           consolidation or re-classification of such shares in
                           the Company and further or additional shares in the
                           Company hereinafter acquired by Yayeka pursuant to a
                           capitalisation issue;

"Original Price"           the price per Share based on the NAV as at the
                           Completion Date (both as defined in the S&P
                           Agreement) plus a premium of HK$15 per Share;

"Put Option"               the put option to require the purchase by the
                           Purchaser of all the Option Shares from Yayeka at the
                           Put Option Price upon and subject to the terms and
                           conditions contained herein;

"Put Option Notice"        the notice in the form set out in Schedule B hereto;

"Put Option Price"         a price equal to the higher of (i) the Original Price
                           or (ii) the price per Share based on the Net Asset
                           Value of the Company (subject to any adjustment
                           provided in Clause 3.4), plus a premium of HK$15 per
                           Share;

"Relevant Event"           (i)  Any variation in the share capital of the
                                Company arising from any reduction, sub-division
                                or consolidation of share capital or the issue
                                of any share capital (including any securities
                                convertible into share capital or warrants or
                                options to subscribe for any share capital) by
                                way of capitalisation of profits or reserves or
                                in connection with an offer made pro rata to
                                shareholders of the Company; or

                           (ii) Any distribution of the Company's capital assets
                                to shareholders of the Company pro rata, whether in cash or specie, except dividend paid out of the net profits attributable to shareholders of the Company for each financial year of the Company; and

"HK$" or "Cents"           Hong Kong Dollars and cents respectively.

1.2 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

1.3 References to Clauses and Schedules are references to Clauses and Schedules of or to this Agreement.

1.4  Words and expressions in the singular include the plural and vice versa.

1.5 Reference to person includes any public body and any body of persons, corporate or unincorporated.

1.6 Reference to ordinances, statutes, legislation or enactments shall be construed as a reference to such ordinances, statutes, legislation or enactments as may be amended or re-enacted from time to time and for the time being in force.

2.   GRANT OF PUT OPTION AND CALL OPTION

2.1 In consideration of Yayeka agreeing to enter into this Agreement, the Purchaser hereby grants to Yayeka the Put Option subject to the terms and conditions herein contained.

2.2 In consideration of the Purchaser agreeing to enter into this Agreement, Yayeka hereby grants to the Purchaser the Call Option subject to the terms and conditions herein contained.

2.3 Upon exercise of the Put Option or the Call Option (as the case may be) as hereinafter provided, Yayeka shall sell as beneficial owner of the Option Shares to the Purchaser free from all liens, charges, encumbrances and third party rights of any kind and together with all rights attaching thereto as at and all dividends and distributions declared, paid or made in respect thereof after the date of exercise of the Put Option or the Call Option (as the case may be). To avoid any doubt, it is hereby expressly agreed that until exercise of the Put Option or the Call Option (as the case may be) as hereinafter provided Yayeka shall have absolute control of the Option Shares, including the voting rights attaching thereto.

3.   EXERCISE OF PUT OPTION OR CALL OPTION

3.1 The Put Option may be exercised by Yayeka at any time during the Option Period by serving a Put Option Notice on the Purchaser. The date of exercise of the Put Option shall be the date that the Put Option Notice is received by the Purchaser. The Purchaser shall, within fourteen (14) days after the receipt of the Put Option Notice, provide Yayeka with the latest audited accounts of the Company (the "AUDITED ACCOUNTS") and the latest management accounts of the Company as at the last day of the precedent month immediately before the exercise of the Put Option (the "MANAGEMENT ACCOUNTS").

3.2 The Call Option may be exercised by the Purchaser at any time during the Option Period by serving a Call Option Notice, accompanied by the Audited Accounts and the Management Accounts, on Yayeka. The date of exercise of the Call Option shall be the date that the Call Option Notice, the Audited Accounts and the Management Accounts are received by Yayeka.

3.3 In the event of the exercise of the Put Option or the Call Option, as the case may be, and in the event that Clause 3.4 does not apply, Yayeka shall have the sole right to elect either (i) the net asset value of the Company as shown in the Management Accounts; or (ii) the average of the net asset values of the Company as shown in the Management Accounts and the Audited Accounts respectively to be the net asset value of the Company for the purpose of the calculation of the Put Option Price and the Call Option Price. Such net asset value of the Company to be elected by Yayeka (the "NET ASSET VALUE") shall be conclusive and binding on the Purchaser. Yayeka shall give written notice (the "NOTICE") to the Purchaser informing it the amount of the Net Asset Value within (seven 7) days from the date of receipt of the Management Accounts and the Audited Accounts by Yayeka from the Purchaser.

     For the purpose of this Agreement, the net asset value of the Company shall be the total tangible assets of the Company less the total liabilities of the Company whether actual or contingent, including all provisions for taxation but excluding provision for bad or doubtful debts.

3.4 In the event that any Relevant Event has occurred before the exercise of the Put Option or the Call Option and no adjustment to the Put Option Price and the Call Option Price has been made in the Audited Accounts, the Parties shall procure the Put Option Price to be adjusted in such manner as shall be certified by the Auditors as fair and reasonable in the circumstances. For the avoidance of doubt and notwithstanding anything herein to the contrary, no premium comprising the Put Option Price shall be subject to adjustment and the net asset value of the Company as at the date of the exercise of the Put Option or the Call Option shall be deemed to be the Net Asset Value for the purpose of the calculation of the Put Option Price and the Call Option Price. A copy of the certificate of the Auditors relating to any such adjustment shall be given to Yayeka and the Purchaser within fourteen (14) days of the exercise of the Put Option or the Call Option. The certificate of the Auditors shall, in the absence of fraud or manifest error, be final and binding on each of the Parties. The cost of the Auditors relating to any such adjustment shall be borne by the Company.

3.5 The Put Option Notice or the Call Option Notice (as the case may be), once issued, is binding on both Parties and may not be withdrawn. The Put Option or the Call Option (as the case may be) must be exercised in full.

4.   COMPLETION

4.1 Completion of the sale and purchase of the Option Shares shall take place on a Business Date falling the expiry of one month, and in any event not more than forty-five (45) days, after (a) the date of giving of the Notice by Yayeka to the Purchaser (when Clause 3.3 applies) or (b) the date of receipt of the certificate of the Auditors by Yayeka and the Purchaser as referred to in Clause 3.4 (when Clause 3.4 applies) at the registered office of the Company when the following business will be simultaneously transacted :-

     (i) the Purchaser shall deliver to Yayeka a cashier order for the total Put Option Price of the Option Shares (in case the exercise of the Put Option) or total Call Option Price of the Option Shares (in case the exercise of the Call Option); and

     (ii) Yayeka shall deliver to the Purchaser the following:-

          (a) sold notes and instrument of transfer in favour of the Purchaser and/or its nominee(s) in respect of the Option Shares all executed by Yayeka in accordance with the Stamp Duty Ordinance;

          (b)  original share certificate(s) in respect of the Option Shares;
               and

          (c) in the event of the exercise of the Put Option, a sum in favour of the Government of the Hong Kong Special Administrative Region for an amount equivalent to the stamp duty payable under the Stamp Duty Ordinance in respect of the bought and sold notes of the Option Shares.

5.   WARRANTIES, REPRESENTATIONS, UNDERTAKINGS AND GUARANTEE

5.1  Yayeka hereby warrants and represents to the Purchaser that :-

     (i) during the Option Period, Shin Kin shall not dispose, or authorise or permit any party to dispose the Option Shares;

     (ii) Yayeka is and shall on the Option Completion Date be legally and beneficially entitled to sell the Option Shares to the Purchaser; and

     (iii) on the Option Completion Date, the Option Shares will be sold to the Purchaser free from all liens, charges, encumbrances and third party rights of any kind, and together with all rights attaching thereto as at and all dividends and distributions declared, paid or made in respect thereof after the date of exercise of the Put Option or the Call Option (as the case may be).

5.2 The Purchaser undertakes to notify Yayeka in writing within fourteen (14) days from the date when (a) it agrees to sell 50% or more of the shareholding of the Company during the Option Period or (b) any of the Relevant Events has occurred.

5.3 In consideration of Yayeka agreeing to enter into this Agreement, the Guarantor (as principal obligor and not merely as surety) unconditionally and irrevocably guarantees performance by the Purchaser of all its obligations and liabilities under or arising out of or in connection with this Agreement


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

     (referred to herein as the "GUARANTEED OBLIGATIONS") and undertakes to Yayeka that if and whenever the Purchaser is in default, the Guarantor shall duly and promptly perform or procure such performance of the Guaranteed Obligations and indemnify Yayeka against any loss, damage, costs, expenses and liabilities that it may suffer in connection with or arising out of any such failure on the part of the Purchaser.

6.   CONFIDENTIALITY

     Other than such disclosure as may be required by law, The Stock Exchange of Hong Kong Limited, the Securities & Futures Commission or any competent authority, neither of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party(ies) hereto (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other parties hereto.

7.   ASSIGNMENT

     This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party hereto without the prior written consent of the other parties hereto.

8.   NOTICES AND OTHER COMMUNICATION

8.1 Any notice or other communication to be given under this Agreement shall be in writing and may be given by hand, by post or facsimile to the following address/number of the party hereto to be served or to such other address/number as shall be notified by such party to the other in writing :-

Yayeka

Address            :   Flat A, 8th Floor, 360 Ma Tau Wai Road,
                       Kowloon, Hong Kong

Attention          :   WAI Heung-wah, Hayles

Facsimile no.      :   852-2716 2668

The Purchaser

   Address         :   Room 908, 9th floor, Hutchison House,
                       10 Harcourt Road, Central, Hong Kong

   Attention       :   Mr. Jun Wang

   Facsimile no.   :   8610-5832 5200

   The Guarantor

   Address         :   Room 908, 9th floor, Hutchison House,
                       10 Harcourt Road, Central, Hong Kong

   Attention       :   Mr. Jun Wang

   Facsimile no.   :   8610-5832 5200

8.2 Any such notice or communication shall be sent to the party hereto to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement. If so given by hand or facsimile, such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by first class air-mail) shall be deemed received two (2) Business Days after the date of despatch (in case to an address in Hong Kong) or five (5) Business Days after the date of despatch (in case to an address outside of Hong Kong).

9.   COSTS AND EXPENSES

     Each party hereto shall bear its own legal costs and expenses incurred in the negotiation, preparation and execution of this Agreement. Stamp duty payable in respect of the sale and purchase of the Option Shares shall be borne by Yayeka if Yayeka exercises the Put Option or by the Purchaser if the Purchaser exercises the Call Option, as the case may be.

10.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of its courts.

11.  PROCESS AGENT

     [PLEASE NOTE THAT FULL NAME AND ADDRESS OF THE PURCHASER'S SOLICITORS HAVE BEEN STATED]

     The Purchaser hereby irrevocably authorizes and appoints Arculli Fong & Ng (the "PURCHASER'S SOLICITORS") at 908 Hutchison House, Central, Hong Kong (or such other person(s), being resident in Hong Kong, as it may from time to time appoint as its agent(s) and notify to Yayeka) to accept service of all legal process arising out or in connection with this Agreement and service on the Purchaser's Solicitors (or such substitute(s)) shall be deemed to be service on the Purchaser.

                [Remainder of this page intentionally left blank]

IN WITNESS whereof the parties hereto have signed this Agreement the day and year first above written.


SIGNED by                     )
                              )
a director, for and on        )
behalf of Yayeka              )
Enterprises Limited           )
in the presence of :-         )


SIGNED by                     )
                              )
a director, for and on        )
behalf of FNG International   )
Holdings Limited              )
in the presence of :-         )


SIGNED by                     )
                              )
a director, for and on        )
behalf of China Finance       )
Online Co. Limited            )
in the presence of :-         )

                                   SCHEDULE A

                               CALL OPTION NOTICE

[Date]

[Name and address of Yayeka]

Dear Sirs,

     We refer to the option agreement dated * , 2007 (the "Agreement") entered into between you and us relating to shares in Daily Growth Investment Company Limited (Chinese Characters) and hereby exercise the Call Option in accordance with the terms and conditions contained in the Agreement by giving you this Call Option Notice and that completion of the sale and purchase of the Option Shares shall take place on [date] at * a.m./p.m. at [address].

Terms defined in the Agreement have the same meanings herein.

                                        Yours faithfully,


                                        for and on behalf of
                                        FNG International Holdings Limited

                                   SCHEDULE B

                                PUT OPTION NOTICE

[Date]

[Name and address of the Purchaser]

Dear Sirs,

     We refer to the option agreement dated *, 2007 (the "Agreement") entered into between you and us relating to shares in Daily Growth Investment Company Limited (Chinese Characters) and hereby exercise the Put Option in accordance with the terms and conditions contained in the Agreement by giving you this Put Option Notice and that completion of the sale and purchase of the Option Shares shall take place on [date] at * a.m./p.m. at [address].

Terms defined in the Agreement have the same meanings herein.

                                        Yours faithfully,


                                        for and on behalf of
                                        Yayeka Enterprises Limited